Exhibit 1

HQ/CS/CL.24B/14822

21 May 2012

Sir,

Sub:	Information regarding Audited Financial Results for the Financial Year ended 31 March 2012 and Recommendation of Dividend.

Pursuant to clause 41 of the listing agreement with Indian Stock Exchanges, please find sent herewith the Audited Financial Results for the Financial Year ended 31 March 2012 according to Indian GAAP, which have been considered by the Board of Directors at their 216th meeting held on 21 May 2012 (Attachment “A”).

2. The Board of Directors have recommended a dividend of Rupees 2/- (Two) per share for the Financial Year 2011-12.

Thanking you,

Yours faithfully,

For Tata Communications Limited

Satish Ranade

Company Secretary &

Chief Legal Officer

To:

1)	Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722037,39,41

2)	Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.

3)	National Securities Depository Ltd. Fax Nos. : 2497 29 93.

4)	The Bank of New York. Fax No.2204 49 42.

5)	Sharepro Services. Fax No. 2837 5646

6)	Marc H. Iyeki, Director, New York Stock Exchange, Fax No: (212) 656-5071 /72 / Managing Director, New York Stock Exchange, Fax No: (212) 265-2016

7)	Central Depository Services (India) Limited. Fax : 2267 3199.

Tata Communications Limited

Plot C 21 & C 36 ‘G’ Block Bandra Kurla Complex, Mumbai 400 098 India

Regd. Office : VSB Mahatma Gandhi Road Fort Mumbai – 400 001 India

Tel 91 22 6659 1966 Fax 91 22 6725 1962 website www.tatacommunications.com

TATA COMMUNICATIONS LIMITED

REGD. OFFICE: VSB, M.G. ROAD, FORT, MUMBAI-400001.

A. AUDITED STANDALONE FINANCIAL RESULTS FOR THE FINANCIAL YEAR ENDED MARCH 31, 2012

		( in Lakhs)
Part I
	Particulars	Standalone
		For the quarter ended			For the year ended March 31
		March 2012	December 2011	March 2011	2012	2011
		(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
1	Income from Operations	110064	101923	91722	409177	361177

2	Expenses
	a. Network and transmission expenses	48513	43839	38867	173650	154836
	b. Employee benefit expense	17362	15551	13159	62224	52046
	c. Depreciation and amortization expenses	19456	17886	16870	70708	65965
	d. Other expense	20450	20325	17540	74506	68693

	e. Total Expenditure (2a to 2d)	105781	97601	86436	381088	341540

3	Profit / (Loss) from Operations before Other Income, Finance costs and Exceptional Items (1 - 2)	4283	4322	5286	28089	19637

4	Other Income	5878	4840	6096	17910	19071

5	Profit / (Loss) from Ordinary Activities before Finance costs and Exceptional Items (3 + 4)	10161	9162	11382	45999	38708

6	Finance Cost	4010	4882	5199	19487	21193

7	Profit / (Loss) from Ordinary activities after Finance costs but before Exceptional Items (5 - 6)	6151	4280	6183	26512	17515

8	Exceptional Items:
	Expense / (Income)
	a. Fixed Assets Written off	—	—	2515	—	2515
	b. Interest on Income Tax Refund	—	—	(404)	—	(404)

9	Profit / (Loss) from Ordinary Activities before Tax (7-8)	6151	4280	4072	26512	15404

10	Tax Expense	2331	1332	1555	9378	(852)

		( in Lakhs)
Part I
	Particulars	Standalone
		For the quarter ended			For the year ended March 31
		March 2012	December 2011	March 2011	2012	2011
		(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
11	Net Profit / (Loss) from Ordinary Activities after Tax (9- 10)	3820	2948	2517	17134	16256

12	Extraordinary Items (net of Tax Expense)	—	—	—	—	—

13	Net Profit/(Loss) for the period (11 - 12)	3820	2948	2517	17134	16256

14	Paid up Equity Share Capital (Face value of 10 per share)	28500	28500	28500	28500	28500
15	Paid up Debt Capital	—	—	—	95083	140643
16	Reserves excluding Revaluation Reserve		—	—	664508	651510
17	Debenture Redemption Reserve	—	—	—	146150	101812

18	Earnings Per Share (EPS)	1.34	1.03	0.88	6.01	5.70
	Basic and diluted earnings per share before and after Extraordinary Items ( )

19	Debt Equity Ratio	—	—	—	0.13	0.20

20	Debt Service Coverage Ratio (DSCR)#	—	—	—	1.15	1.49
21	Interest Service Coverage Ratio (ISCR)##	—	—	—	5.57	4.47

#	DSCR = (Profit from Ordinary Activities before Tax and Exceptional Items + Depreciation + Interest on Long-Term Loans) /(Interest on Long-Term Loans + Repayment of Long - Term Loans during the year)*
##	ISCR = (Profit from Ordinary Activities before Tax and Exceptional Items + Depreciation + Interest on Long -Term Loans)/Interest on Long-Term Loans*
*	Loans having original maturity of more than 360 days are considered as Long-Term Loans.

Part II
Select information for the Quarter and Year ended on 31st March 2012
	For the quarter ended			For the year ended March 31
A) Particulars of Shareholding	March 2012	December 2011	March 2011	2012	2011
Aggregate of public shareholding
a. Number of shares	50411507	49051425	48030203	50411507	48030203
b. Percentage of shareholding	17.69%	17.21%	16.85%	17.69%	16.85%
Promoters and Promoter Group Shareholding
a. Pledged / Encumbered
- Number of Shares	10000000	10000000	10000000	10000000	10000000
- Percentage of Shares (as a % of the total shareholding of promoters and promoter group)	4.61%	4.61%	4.61%	4.61%	4.61%
- Percentage of Shares (as a % of the total share capital of the Company)	3.51%	3.51%	3.51%	3.51%	3.51%
b. Non-encumbered
- Number of Shares	207028873	207028873	207028873	207028873	207028873
- Percentage of Shares (as a % of the total shareholding of promoters and promoter group)	95.39%	95.39%	95.39%	95.39%	95.39%
- Percentage of Shares (as a % of the total share capital of the Company)	72.64%	72.64%	72.64%	72.64%	72.64%
c. Shares held by custodian and against which Depository Receipts have been issued-
(I) Promoters and promoters group	—	—	—	—	—
(II) Public	17559620	18919702	19940924	17559620	19940924

Particulars	Quarter ended on 31.03.2012
B) Investor complaints
Pending at the beginning of the Quarter	Nil
Received during the quarter	1
Disposed off during the quarter	1
Remaining unresolved at the end of the quarter	Nil

B. AUDITED CONSOLIDATED FINANCIAL RESULTS FOR THE FINANCIAL YEAR ENDED MARCH 31, 2012

		( in Lakhs)
Part I
	Particulars	Consolidated
		For the quarter ended			For the year ended March 31
		March 2012	December 2011	March 2011	2012	2011
		(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
1	Income from Operations	396128	360410	306883	1419605	1193199

2	Expenses

	a. Network Costs	216099	198998	179284	789361	712777

	b. Employee benefits expense	62873	51090	41565	211991	160598

	c. Depreciation and Amortisation	49278	47283	39133	182004	154830

	d. Other Expenses	68628	60136	50556	239104	197297

	e. Total Expenditure (2a to 2d)	396878	357507	310538	1422460	1225502

3	Profit / (Loss) from Operations before Other Income, Finance costs and Exceptional Items (1 - 2)	(750)	2903	(3655)	(2855)	(32303)

4	Other Income	5404	5220	7744	14480	25322

5	Profit / (Loss) from Ordinary Activities before Finance costs and Exceptional Items (3 + 4)	4654	8123	4089	11625	(6981)

6	Finance Costs	18581	19215	10743	83427	56977

7	Profit / (Loss) from Ordinary Activities after Finance costs but before Exceptional Items (5 - 6)	(13927)	(11092)	(6654)	(71802)	(63958)

8	Exceptional Items:
	Expense / (Income)
	a. Severance cost	—	—	4601	—	4601
	b. Fixed Assets Written off	—	—	2515	—	2515
	c. Interest on Income Tax Refund	—	—	(404)	—	(404)

9	Profit / (Loss) from Ordinary Activities before Tax (7-8)	(13927)	(11092)	(13366)	(71802)	(70670)

10	Tax Expense	131	1551	370	6595	(878)

11	Net Profit / (Loss) from Ordinary Activities after Tax (9 – 10)	(14058)	(12643)	(13736)	(78397)	(69792)

		( in Lakhs)
Part I
	Particulars	Consolidated
		For the quarter ended			For the year ended March 31
		March 2012	December 2011	March 2011	2012	2011
		(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
12	Extraordinary Items (net of Tax Expense)	—	—	—	—	—

13	Net Profit / (Loss) for the period (11 - 12)	(14058)	(12643)	(13736)	(78397)	(69792)

14	Share in Profit / (Loss) of Associates	92	31	(4373)	(418)	(18460)

15	Minority Interest	(12128)	(2694)	2458	(650)	10562

16	Net Profit / (Loss) after taxes, minority interest and share of profit/(loss) of associates (13+14+15)	(26094)	(15306)	(15651)	(79465)	(77690)

17	Paid up Equity Share Capital (Face value of 10 per share)	28500	28500	28500	28500	28500

18	Reserves excluding Revaluation Reserve				180343	309948

19	Debenture Redemption Reserve				73075	101811

20	Earnings Per Share (EPS)	(9.16)	(5.37)	(5.49)	(27.88)	(27.26)
	Basic and diluted earnings per share before and after Extraordinary Items ( )

C. Standalone Business Segment Information:

	( in Lakhs)
Particulars	Standalone
	For the quarter ended			For the year ended March 31
	March 2012	December 2011	March 2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
Income from Operations
Global Voice Solutions	34165	31702	27548	127142	101387
Global Data and Managed Services	75899	70221	64174	282035	259790

Total	110064	101923	91722	409177	361177

Segment result
Global Voice Solutions	667	1866	(1489)	8750	(4930)
Global Data and Managed Services	61007	52395	54431	218981	205465

Total	61674	54261	52942	227731	200535

Less :
(i) Finance Cost	4010	4882	5199	19487	21193
(ii) Other Unallocable Expenses (net)	51513	45099	41560	181732	161827

Profit / (Loss) before Taxes and Exceptional Items	6151	4280	6183	26512	17515

Exceptional Expenses/(Income) (net)	—	—	2111	—	2111

Profit / (Loss) before Taxes	6151	4280	4072	26512	15404

Tax Expense	2331	1332	1555	9378	(852)

Net Profit / (Loss)	3820	2948	2517	17134	16256

D. Consolidated Business Segment Information:

	( in Lakhs)
Particulars	Consolidated
	For the quarter ended			For the year ended March 31
	March 2012	December 2011	March 2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
Income from Operations
Global Voice Solutions	189643	172727	169031	681180	652589
Global Data and Managed Services	161263	143748	121726	564616	479462
South Africa Operations	44704	43664	15678	172378	59438
Others	518	271	448	1431	1710

Total	396128	360410	306883	1419605	1193199

Segment result
Global Voice Solutions	33011	29863	30090	117745	101417
Global Data and Managed Services	122326	110094	91029	427163	355598
South Africa Operations	(520)	(3125)	(6796)	(17747)	(27059)
Others	206	(184)	155	(204)	372

Total	155023	136648	114478	526957	430328

Less :
(i) Finance Costs	18581	19215	10743	83427	56977
(ii) Other Unallocable Expenses (net)	150369	128525	110389	515332	437309

Profit / (Loss) before Taxes and Exceptional Items	(13927)	(11092)	(6654)	(71802)	(63958)

Exceptional Expenses / (Income) (net)	—	—	6712	—	6712

Profit / (Loss) before Taxes	(13927)	(11092)	(13366)	(71802)	(70670)

Tax Expense	131	1551	370	6595	(878)

Net Profit / (Loss) before Minority Interest and Associate Profit / (Loss)	(14058)	(12643)	(13736)	(78397)	(69792)

Share in Profit / (Loss) of Associates	92	31	(4373)	(418)	(18460)

Minority Interest	(12128)	(2694)	2458	(650)	10562

Net Profit / (Loss) for the period	(26094)	(15306)	(15651)	(79465)	(77690)

Notes to Segments:

The Company’s reportable business segments are Global Voice Solutions (GVS), Global Data and Managed Services (GDMS), South Africa Operations and others. The composition of the reportable segments is as follows:

GVS includes International and National Long Distance Voice services.

GDMS includes Corporate Data Transmission services, data centers, virtual private network signaling and roaming services, television and other network and managed services.

South Africa Operations are carried out by the Company’s subsidiary Neotel Pty Ltd. and offer wholesale international voice and data transit, enterprise business solution services for the wholesale and corporate market, telephony and data services for retail customers in South Africa.

Others primarily comprise of a Joint venture business.

Revenues and interconnect charges are directly attributable to the segments. Space segment utilization charges, rent of landlines and other network and transmission costs are allocated based on utilization of satellite and landlines. License fee for GVS and GDMS have been allocated based on net revenues from these services. Segment result is segment revenues less segment expenses. Certain costs including depreciation which are not allocable to segments have been classified as “Other Unallocable Expenses (net)”.

* To reflect the changed nature of business transactions, the allocation of arms length pricing adjustments were realigned effective April 01, 2011.

Telecommunication services are provided utilizing the Company’s assets which do not generally make a distinction between the types of services. As a result, fixed assets are used interchangeably between segments. In the absence of a meaningful basis to allocate assets and liabilities between segments, no allocation has been made.

E. Statement of Assets and Liabilities as at March 31, 2012

	( in Lakhs)
Particulars	Standalone
	As at March 31,
	2012	2011
EQUITY AND LIABILITIES

SHAREHOLDERS’ FUNDS:
(a) Share Capital	28500	28500
(b) Reserves and Surplus	685197	672248

Sub-total - Shareholders’ funds	713697	700748

Non-current liabilities
(a) Long-term borrowings	82500	123114
(b) Deferred tax liabilities (Net)	1642	12593
(c) Other Long term liabilities	38408	33638
(d) Long-term provisions	12768	9514

Sub-total - Non-current liabilities	135318	178859

Current liabilities
(a) Short-term borrowings	12583	17529
(b) Trade payables	119504	103063
(c) Other current liabilities	109690	135585
(d) Short-term provisions	9925	9407

Sub-total - Current liabilities	251702	265584

TOTAL - EQUITY AND LIABILITIES	1100717	1145191

	( in Lakhs)
Particulars	As at March 31,
	2012	2011
ASSETS

Non-current assets
(a) Fixed assets
i) Tangible assets	466110	469671
ii) Intangible assets	9090	10848
iii) Capital work-in-progress	30334	22022

(b) Non-current investments	178827	178811
(d) Long-term loans and advances	276130	300207
(e) Other non-current assets	808	808

Sub-total - Non-current assets	961299	982367

Current assets
(a) Current investments	—	4471
(b) Inventories - Stores and Spares	45	534
(c) Trade receivables	70994	61262
(d) Cash and Bank Balances	5332	43077
(e) Short-term loans and advances	46999	34011
(f) Other current assets	16048	19469

Sub-total - Current assets	139418	162824

TOTAL - ASSETS	1100717	1145191

Note:

The audited statement of assets and liabilities has been prepared in the format prescribed by the Revised Schedule VI of the Companies Act, 1956.

Previous year figures have been recast/ restated to conform to the classification of the current period.

Notes:

1.	The above Standalone and Consolidated results of the Company for the financial year ended March 31, 2012 have been recommended by the audit committee and audited by the statutory auditors were taken on record and approved by the Board of Directors at their meeting held on May 21, 2012.

2.	The Board of Directors at its meeting held on May 21, 2012, proposed a dividend of 2 (previous year 2 ) per equity share.

3.	Other Income includes:

	( in Lakhs)
	For the quarter ended			For the year ended March 31,
	March 2012	December 2011	March 2011	2012	2011
Net foreign exchange (gain)/loss	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
- Standalone	(1871)	473	(760)	(2696)	(1842)
- Consolidated	(3783)	(1465)	(652)	(3406)	(3126)

4.	Employee benefit expense on the TCL Consolidated Financials includes actuarial loss on Pension Fund of 8278 lakhs for the quarter ended March 31, 2012 (Previous quarter actuarial gain of 3045 lakhs) due to decrease in discount rates.

5.	The consolidated results for the quarter and the year ended March 31, 2012 include those of Neotel Pty Ltd, a company incorporated in South Africa. The consolidated loss for the year includes loss of 73747 lakhs (previous year loss of 55102 lakhs) of Neotel Pty Ltd., South Africa.

6.	Consequent to increasing the stake in Neotel Pty Ltd, the Company assessed the cashflow projections of Neotel and has designated that the loans given to Neotel would be considered as part of net investment in non integral foreign operations. Accordingly the Company has accounted for the effects of revaluation of loans in Exchange Translation Reserve (as per AS- 11 on “Accounting for effects of changes in Foreign Exchange Rates”).

An amount of 2263 lakhs of foreign exchange gain (net of forward cover loss of 10080 lakhs on this loan) and an amount of 14331 lakhs of net foreign exchange loss have been transferred to Exchange Translation Reserves in the Standalone and the consolidated financials respectively.

7.	Figures of the quarter ended March 31, 2012 and March 31, 2011 are the balancing figures between audited figures in respect of the full financial year and published year to date figures up to the third quarter of the relevant financial year.

8.	The previous period’s figures have been regrouped and reclassified wherever necessary to make them comparable with the current period’s figures.

For TATA COMMUNICATIONS LIMITED

VINOD KUMAR

MANAGING DIRECTOR &

GROUP CEO

Place	: Mumbai.
Date	: May 21, 2012